SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2007

Futomic Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-31361	22-3720628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10805 Holder Street, Suite 210 Cypress, CA 90630
(Address of principal executive offices)

714-821-8093
(Issuer’s telephone number)
9717-53 Avenue, 2nd Floor Edmonton, Alberta, Canada T6E 5E9
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On February 5, 2007, Futomic Industries, Inc. entered into an Asset Purchase Agreement with Owen Consulting, Inc., a Nevada corporation. Pursuant to that agreement, we acquired assets consisting of all right, title and interest in various technology licenses, software and equipment in exchange for 636,120 shares of our restricted common stock. The issuance of our common stock was exempt from registration as a private placement pursuant to section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended. Owen Consulting, Inc. represented its intention to acquire the securities for investment only and not with a view towards distribution. Owen Consulting Inc. was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

Mr. Owen is the principal and, together with his spouse, 100% owner of Owen Consulting, Inc., the Seller of the assets we acquired pursuant to the Asset Purchase Agreement, described above.

Mr. Owen is also a member of our Board of Directors and our CEO and President. At this time, we do not have any employment agreement with Mr. Owen.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Futomic Industries Inc.

/s/ Kelly Owen
Kelly Owen
Chief Executive Officer

Date: February 9, 2007